Exhibit 10.3

                              Employment Agreement
                                       For
                               Mr. Alexander Young
                     June 1, 2004 through December 31, 2004

June 8, 2004

Mr. Alexander Young
6614 Quicksilver Court
Springfield, VA 22150

Dear Mr. Young:

      On behalf of YDI Wireless, Inc. (the "Company"), and subject to Board of Director approval, I am pleased to offer you (the "Executive") a position of increased scope and responsibility, as the Company's Senior Vice President, Sales and Marketing. In this position, you will report directly to me, the Chief Executive Officer (the "Offered Position"). After you have had the opportunity to review and consider this offer, please indicate your intentions by responding in writing as indicated below as soon as possible, but not later than June 10, 2004. Please be advised that the Company reserves its right to withdrawn this offer prior to your acceptance, without prior notice.

Offer Summary:

1) Duties: Subject to the ultimate control and discretion of the Chief Executive Officer of the Company, the Executive shall serve in the Offered Position and perform all duties and services commensurate with that Offered Position. Examples of, but not a complete list of, the type of duties to be performed by the Executive follow;

      a) attain Company revenue and profit objectives by: i) the direct supervision of regional sales personnel and marketing specialists, as well as direct customer and industry interaction; ii) the development and execution of an effective global distribution strategy; iii) the identification, articulation, business case analysis of new customer, product, service and market opportunities;
            iv) product life cycle management; v) the creation, increased awareness and customer loyalty to, the Company's "Brand(s)"; and vi) product pricing to ensure maximum profitability and target market penetration levels.

      b) assist in the negotiate sales contracts, distributor agreements and recommend OEM supplier agreements for new products and services, and

      c) develop Company strategy regarding meeting customer requirements, based on competitive and market analysis, and

      d) coordinate the periodic preparation of the Company's business plan, and

      e) create, maintain and project a positive Company image to the public and

      f)    create and maintain positive relations with investors, and

      g) identify strategic business relationships that will enhance the Company's performance, and

      h) any other related duties that may be assigned by the CEO from time to time.

2) Reporting Location: The Executive's reporting location shall be at Company provided facilities located at 8000 Lee Highway, Falls Church, VA 22042 (the "Reporting Location"). Please be advised that since the geographic scope of the Offered Position is global in nature, significant travel will be required.

3) Compensation: For all considerations and services to be rendered by the Executive hereunder:


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Offer letter - A. Young (cont.)

      a) Base Salary: The Company shall pay the Executive an initial base salary that shall be calculated at the rate of $120,000 (One Hundred and Twenty thousand dollars), effective May 29, 2004, per year, payable in accordance with the company's normal payroll practices. This initial base salary may be adjusted from time to time based on actual performance measured against personal, team and Company goals, consistent with Company policy, and treatment of other Company executives.

      b) Additional Compensation Eligibility: The Executive shall be eligible to receive additional compensation that will be comprised of 1.) Over quota monthly accomplishment, 2.) Over quota for seven (7) months ending December 31, 2004 bonus and 3.) Over achievement incentive award. Refer to Schedule "A", as attached to this document. Currently there is no over or under gross margin adjustment, but management may reconsider this and change it accordingly. Any such bonus payout, if any, is at the sole discretion of the Company and requires Board of Director Approval.

      c) Equity Participation: Subject to approval of the Board of Directors of the Company, the Executive shall be granted options under a Stock Option Plan of the Company to purchase Twenty Five Thousand (25,000) shares of common stock of the Company, vesting over a four-year period, at an exercise price equal to the actual market price of the Company's stock on the Nasdaq OTCBB on the day of the actual grant.

      d) Benefits: Upon employment, the Executive shall (a) be eligible to participate in the Company's group health and dental insurance, disability insurance, life insurance, 401k Pension Plan, and other Company-wide benefits; (b) begin to accumulate fifteen (15) business days of paid vacation per year; (c) be paid for a reasonable number of sick days per year as defined in the Company's Employee Handbook;
            (d) be entitled to the Company's Nine (9) scheduled paid holidays plus a revenue recognition day, if applicable; and (e) participate in such other benefits that may become available to all employees of the Company in the future.

      e) Business Expenses: The Company shall promptly reimburse the Executive for all reasonable and customary expenses incurred by the Executive in connection with the performance of the Executive's duties and responsibilities, that are consistent with Company travel and expense policy and upon presentation of completed expense reports with supporting receipts and/or other appropriate documentation.

4) Non-Competition: In consideration of continued employment by the Company and the Executive's receipt of the salary and other benefits associated with the Executive's employment, and in acknowledgment that (i) the Company is engaged in a business based upon the development and distribution of wireless communication technology, (ii) maintains secret and confidential information, (iii) during the course of the Executive's employment by the Company such secret or confidential information may become known to the Executive, and (iv) full protection of the Company's business makes it essential that no employee appropriate for his or her own use, or disclose such secret or confidential information, the Executive agrees to the following:

      a) The Executive shall not use or disclose at any time during the Executive's employment with the Company, or at any time thereafter, any trade secret or proprietary or confidential information of the Company or any of its affiliates.

      b) During the Executive's employment with the Company the Executive shall not be engaged as an officer, director or executive of, or in any way be associated in a management or ownership capacity with, any corporation, partnership or other enterprise or venture which conducts a business which is in competition with the business of the Company provided, however, that the Executive may own not more than 3% of the outstanding securities, or equivalent equity interests, of any class of any corporation or firm which is in competition with the business of the Company, which securities are listed on a national securities exchange or traded in the over-the-counter market.


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Offer letter - A. Young (cont.)

      c) The Executive agrees that during his employment to promptly disclose and assign to the Company the Executive's entire right, title and interest in any and all inventions and copyrights (including intellectual properties) solely or jointly conceived and/or reduced to practice by the Executive during the term of his employment relating to the current or projected business of the Company. The Executive agrees that all of such inventions and copyrights are the property of said Company.

      d) The Executive agrees to receive confidential, proprietary and other information of the Company in confidence, and not, directly or indirectly, during the term of is employment or any time after his employment is terminated for any reason to disclose or furnish to others, assist others in the application of or use for the Executive's own gain, such information, including, but not limited to, the Company's customer lists and trade secrets, methods of conducting or obtaining business, the manner or process of manufacture, and the design and drawings of its products, or any part thereof, unless and until it has become public knowledge, or has come into the possession of such or others by legal and equitable means. Furthermore, whether or not such information comprises proprietary information, trade secrets, or confidential information, the Executive also agrees not to disclose, furnish to others, assist others in the application of, or use for the Executive s own gain, either any information within the categories of information herein above specifically listed, including the identity of any customers of the Company, or any other information relating to the Company s business not made available by the Company to the public or in the public domain.

      e) To assist in carrying out the intent of subparagraph (d) above, the Executive, during the term of his employment, agrees to refrain from engaging on his own behalf or on behalf of any third party in the design, manufacture, or sale of electronic equipment, accessories and components thereof, or to perform services or research work in this field of activity.

5) Termination: The Executive acknowledge and agrees that, notwithstanding the foregoing, the Executive's employment with the Company is "at will", meaning that the Company may terminate the Executive's employment with the Company at any time, with or without Cause. As used herein, "Cause" means the Executive's commission of a felony, gross dereliction or abdication of duties, repeated refusal to perform duties assigned to the Executive by management that are consistent with the Executive's titles, or the Executive's intentional acts that cause material harm to the Company.

6)    Other Provisions:

      a) The Executive agrees to deliver to the Company, upon termination of his employment, all property and documents of the Company and all data relating to the Company s business then in his custody and not take with him any drawings, documents, or reproductions of confidential or trade secret information or of any other information of any kind not made available to the public by the Company.

      b) The Executive also agrees that the Company may use for any purpose, at any time during his employment or after such employment, all photographs of the Executive taken during the term of his employment.

      c) The Executive also agrees that he will not, directly or indirectly, during the term of his employment or within one year after termination of his employment for any reason, in any manner, encourage, persuade, or induce any other Executive of the Company to terminate his employment, or any person or entity engaged by the Company to represent it to terminate that relationship.

      d) The Executive also agrees to, and acknowledges that he has been informed that the Company reserves its right to require the Executive to submit to, and pass a drug-screening test as a condition of this employment offer.


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Offer letter - A. Young (cont.)

Please indicate your acceptance of this offer by signing below and returning this original to Mr. Patrick Milton. If you have any questions regarding this offer, please feel free to contact me directly by phone at (703) 205-0600 or e-mail at RF@ydi.com.

Very Truly Yours,                           ACCEPTED AND AGREED:


/s/ Robert E. Fitzgerald                    By  /s/ Alexander Young
--------------------------------                ----------------------------
Robert Fitzgerald                               Alexander Young
CEO
                                            7/19/04
                                            --------------------------------
                                            Date


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